EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 2, 2018, MYR Group Inc. (“MYR”), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, completed the acquisition of substantially all of the assets (the “Acquisition”) of Huen Electric, Inc., an electrical contracting firm based in Illinois, Huen Electric New Jersey Inc., an electrical contracting firm based in New Jersey, and Huen New York, Inc., an electrical contracting firm based in New York (collectively, the “Huen Companies”). The Huen Companies will provide a wide range of commercial and industrial electrical construction capabilities under the MYR’s Commercial and Industrial segment in Illinois, New Jersey and New York. The total consideration paid was approximately $47.1 million, subject to working capital and net asset adjustments, which was funded through borrowings on MYR’s credit facility. Additionally, there could be contingent payments based on the successful achievement of certain performance targets and continued employment of certain key executives of the Huen Companies. The costs associated with these contingent payments will be recognized as compensation expense in the consolidated statements of operations and comprehensive income as earned over the period achievement becomes probable.

The following unaudited pro forma condensed combined financial statements give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2018, and the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2018, and the year ended December 31, 2017 gives effect to the Acquisition as if it had occurred on January 1, 2017, the beginning of the earliest period presented.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) pursuant to which the total purchase price of the Acquisition will be allocated to the net assets acquired based upon their estimated fair values of the date of the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisition been completed as of the dates indicated. The unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Huen Companies or the combined company. The future financial position and results of operations of the Huen Companies are expected to be consistent with the historical results of MYR’s Commercial and Industrial segment and will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the dates of the pro forma financial information. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. There can be no assurance that any revisions to estimates will not result in material changes to the information presented.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are filed as Exhibit 99.3 (the “Current Report”). The pro forma condensed combined financial statements are derived from and should be read in conjunction with (i) MYR’s consolidated financial statements and related footnotes for the year ended December 31, 2017, (ii) MYR’s unaudited consolidated financial statements for the three and six months ended June 30, 2018, and (iii) the combined financial statements of the Huen Companies, which are filed as Exhibits 99.1 and 99.2 to the Current Report.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	June 30, 2018
(In thousands)	MYR Group, Inc.	Huen Electric Inc. (1)	Pro Forma Adjustments		MYR Group Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,203	$13,619	$(13,619	)(a)	$4,203
Accounts receivable, net of allowances	280,018	36,623	(2,720	)(a)	313,921
Costs and estimated earnings in excess of billings on uncompleted contracts	87,356	11,875	(1,305	)(a)	97,926
Current portion of receivable for insurance claims in excess of deductibles	4,380	—	—		4,380
Refundable income taxes, net	—	117	(117	)(b)	—
Other current assets	7,565	211	(135	)(b)	7,641
Total current assets	383,522	62,445	(17,896)		428,071
Property and equipment, net of accumulated depreciation	155,571	1,599	1,600	(c)	158,770
Goodwill	46,984	—	24,099	(d)	71,083
Intangible assets, net of accumulated amortization	10,592	—	9,800	(e)	20,392
Receivable for insurance claims in excess of deductibles	14,466	—	—		14,466
Investment in joint ventures	908	—	—		908
Other assets	3,551	28	(15	)(b)	3,564
Total assets	$615,594	$64,072	$17,588		$697,254

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,102	$—	$—		$1,102
Note payable, current portion	—	433	(433	)(b)	—
Accounts payable	98,804	18,740	(225	)(b)	117,319
Billings in excess of costs and estimated earnings on uncompleted contracts	48,407	6,394	—		54,801
Current portion of accrued self-insurance	13,016	—	—		13,016
Income taxes payable, net	1,857	—	—		1,857
Preliminary estimated net asset adjustments due to seller	—	—	1,826	(f)	1,826
Other current liabilities	43,536	6,602	(31	)(b)	50,107
Total current liabilities	206,722	32,169	1,137		240,028
Deferred income tax liabilities	13,818	—	—		13,818
Long-term debt	57,804	—	47,082	(g)	104,886
Accrued self-insurance	32,093	—	—		32,093
Capital lease obligations, net of current maturities	2,068	—	—		2,068
Other liabilities	464	—	—		464
Total liabilities	312,969	32,169	48,219		393,357
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	165	1,059	(1,059	)(h)	165
Additional paid-in capital	146,610	2,409	(2,409	)(h)	146,610
Accumulated other comprehensive loss	(300)	—	—		(300)
Retained earnings	156,150	27,163	(27,163	)(h)	156,150
Stockholders equity attributable to MYR Group, Inc.	302,625	30,631	(30,631)		302,625
Noncontrolling interest	—	1,272	—		1,272
Total stockholders’ equity	302,625	31,903	(30,631)		303,897
Total liabilities and stockholders’ equity	$615,594	$64,072	$17,588		$697,254

(1)	Certain items have been reclassified to conform with MYR’s classifications.

See Note 3–Preliminary Pro Forma Reclassifications and Adjustments for further information related to reclassifications and adjustments presented above.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six months ended June 30, 2018
(in thousands, except per share data)	MYR Group, Inc.	Huen Electric Inc.	Pro Forma Reclassifications		Pro Forma Adjustments		MYR Group Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)		(unaudited)

Contract revenues	$685,287	$92,238	$—		$(10,789	)(k)	$766,736
Contract costs	610,904	78,852	2,508	(i)	(12,340	)(l)	679,924
Gross profit	74,383	13,386	(2,508)		1,551		86,812
Equipment and shop expenses	—	2,508	(2,508	)(i)	—		—
Selling, general and administrative expenses	57,448	5,147	65	(j)	(540	)(m)	62,120
Amortization of intangible assets	236	—	—		100	(o)	336
Gain on sale of property and equipment	(2,065)	—	(9	)(j)	—		(2,074)
Income from operations	18,764	5,731	(56)		1,991		26,430
Other income (expense):
Interest income and investment (loss), net	—	(601)	—		601	(p)	—
Interest expense	(1,504)	(7)	—		(673	)(q)	(2,184)
Other income (expense), net	274	(36)	56	(j)	(20	)(r)	274
Income before noncontrolling interests in income of combined affiliates	17,534	5,087	—		1,899		24,520
Noncontrolling interest in income of combined affiliates	—	(718)	—		—		(718)
Income before provision for income taxes	17,534	4,369	—		1,899		23,802
Income tax expense	5,055	429	—		1,300	(s)	6,784
Net income	$12,479	$3,940	$—		$599		$17,018
Income per common share:
—Basic	$0.76						$1.04
—Diluted	$0.75						$1.03
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,388						16,388
—Diluted	16,555						16,555

Net income	$12,479	$3,940	$—		$599		$17,018
Other comprehensive loss:
Foreign currency translation adjustment	(1)	—	—		—		(1)
Other comprehensive loss	(1)	—	—		—		(1)
Total comprehensive income	$12,478	$3,940	$—		$599		$17,017

See Note 3–Preliminary Pro Forma Reclassifications and Adjustments for further information related to the reclassifications and adjustments presented above.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year ended December 31, 2017
(in thousands, except per share data)	MYR Group, Inc.	Huen Electric Inc.	Pro Forma Reclassifications		Pro Forma Adjustments		MYR Group Pro Forma
			(unaudited)		(unaudited)		(unaudited)

Contract revenues	$1,403,317	$134,589	$—		$(14,578	)(k)	$1,523,328
Contract costs	1,278,313	107,603	4,197	(i)	(16,033	)(l)	1,374,080
Gross profit	125,004	26,986	(4,197)		1,455		149,248
Equipment and shop expenses	—	4,197	(4,197	)(i)	—		—
Selling, general and administrative expenses	98,611	8,785	1,332	(j)	(735	)(m),(n)	107,993
Amortization of intangible assets	499	—	—		2,500	(o)	2,999
Gain on sale of property and equipment	(3,664)	—	(55	)(j)	—		(3,719)
Income from operations	29,558	14,004	(1,277)		(310)		41,975
Other income (expense):
Interest and investment income	4	184	—		(184	)(p)	4
Interest expense	(2,603)	(80)	—		(975	)(q)	(3,658)
Other income (expense), net	(2,319)	(1,277)	1,277	(j)	—		(2,319)
Income before noncontrolling interest in income of combined affiliates	24,640	12,831	—		(1,469)		36,002
Noncontrolling interest in income of combined affiliates	—	(970)	—		—		(970)
Income before provision (benefit) for income taxes	24,640	11,861	—		(1,469)		35,032
Income tax expense	3,486	941	—		3,240	(s)	7,667
Net income	$21,154	$10,920	$—		$(4,709)		$27,365
Income per common share:
—Basic	$1.30						$1.68
—Diluted	$1.28						$1.66
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,273						16,273
—Diluted	16,496						16,496

Net income	$21,154	$10,920	$—		$(4,709)		$27,365
Other comprehensive income:
Foreign currency translation adjustment	134	—	—		—		134
Unrealized holding gains on securities	—	309	—		(309	)(p)	—
Other comprehensive income	134	309	—		(309)		134
Total comprehensive income	$21,288	$11,229	$—		$(5,018)		$27,499

See Note 3–Preliminary Pro Forma Reclassifications and Adjustments for further information related to the reclassifications and adjustments presented above.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements (“Pro Forma”) have been prepared in connection with the Acquisition, and are intended to reflect the impact of the Acquisition on MYR’s consolidated financial statements and present the pro forma condensed combined financial positon and result of the operations of MYR after giving effect to the Acquisition. The Pro Forma have been prepared for illustrative purposes only and to give effect to the Acquisition pursuant to the assumptions described in notes to the Pro Forma. The unaudited pro forma condensed combined balance sheets as of June 30, 2018 give effect to the Acquisition as if it had occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the Acquisition as if it had occurred as of January 1, 2017, the beginning of the earliest period presented.

The Acquisition has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of July 2, 2018, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The Pro Forma are based on a preliminary purchase price allocation, provided for illustration purposes only, and do not purport to represent what the combined company’s financial results would have been had the Acquisition occurred on the dates indicated. The Pro Forma do not purport to project the future financial position or operating results of the Huen Companies or the combined company. The future financial position and results of operations of the Huen Companies are expected to be consistent with the historical results of MYR’s Commercial and Industrial segment and will differ, perhaps significantly, from the Pro Forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the dates of the Pro Forma.

2. Estimated Preliminary Purchase Price Allocation

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the Pro Forma. The final purchase price allocation will be determined when MYR has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets and goodwill, and other changes to assets and liabilities, including deferred tax assets and liabilities.

Total consideration paid may include a portion subject to potential net asset adjustments which are expected to be finalized in 2019. The Company’s preliminary estimate of these net asset adjustments is approximately $1.8 million as of the July 2, 2018 closing date, which will increase the total consideration to be paid.

MYR has developed preliminary estimates of fair value of the assets acquired and liabilities assumed for the purposes of allocating the purchase price. Further adjustments are expected to the allocation as third party valuations of identifiable intangible assets, including backlog, customer relationships, trade name and off-market component, are determined, and as net asset adjustments are finalized. MYR expects that approximately $9.8 million of the purchase price over the net amount of the fair values to be assigned to assets acquired and liabilities assumed will be allocated to identifiable intangible assets.

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The following is the summary of the assets acquired and the liabilities assumed by MYR in the Acquisition, reconciled to the purchase price transferred net of our preliminary estimated net asset adjustments (in thousands):

Consideration paid	$47,082
Preliminary estimated net asset adjustments	1,826
Total consideration, net of net asset adjustments	$48,908

Accounts receivable, net	33,903
Costs and estimated earnings in excess of billings on uncompleted contracts	10,570
Other current and long term assets	89
Property and equipment	3,199
Accounts payable	(18,515)
Billings in excess of costs and estimated earnings on uncompleted contracts	(6,394)
Other current liabilities	(6,571)
Noncontrolling interest in income of combined affiliates	(1,272)
Net identifiable assets	15,009
Unallocated intangible assets	9,800
Goodwill	$24,099

3. Preliminary Pro Forma Reclassifications and Adjustments

The pro forma reclassifications and adjustments have been prepared to illustrate the estimated effect of the Acquisition and certain other adjustments. The historical consolidated financial statements have been adjusted in the Pro Forma, as detailed below, to give effect to pro forma events that are: (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing effect on the combined results. The Pro Forma do not reflect the non-recurring cost of any integration activities or benefits from the Acquisition including potential synergies that may be generated in future periods. Additionally, the pro forma combined income tax expense does not necessarily reflect the amounts that would have resulted had MYR and the Huen Companies recorded consolidated income tax provisions during the periods presented.

Balance Sheet Reclassifications

Deferred income tax assets and liabilities have been reclassified as deferred tax assets net to conform with MYR’s adoption of ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.

Balance Sheet Adjustments

(a)	To adjust for certain cash balances, account receivables, costs and estimated earnings in excess of billings on uncompleted contracts and accounts payable not acquired in the Acquisition.

(b)	To adjust for assets and liabilities not acquired in the Acquisition.

(c)	To record the estimated step-up in fair value of the property and equipment acquired in the Acquisition.

(d)	To record the preliminary estimate of goodwill, which represents the excess of the purchase price over the preliminary fair value of the Huen Companies’ identifiable assets acquired and liabilities assumed as shown in Note 2.

(e)	To record the preliminary fair value of intangible assets acquired in the Acquisition.

(f)	To record preliminary estimated net asset adjustments due to the Huen Companies from MYR.

(g)	To record the incremental borrowing of $47.1 million on MYR’s credit facility which was necessary to finance the Acquisition.

(h)	To eliminate the Huen Companies’ historical equity balance.

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Statements of Operations Reclassifications

(i)	Equipment and shop expenses have been reclassified as contract costs to conform to MYR’s presentations of these items.

(j)	Gain on sale of property and equipment has been reclassified as income from operations and director fees and profit sharing contribution have been reclassified as selling, general and administrative expenses. These reclassifications are to conform to MYR’s presentation of these items.

Statements of Operations Adjustments

(k)	To remove revenue provided by certain contracts not acquired in the Acquisition.

(l)	To remove costs associated with certain contracts not acquired in the Acquisition. Offset in part by additional depreciation associated with the estimated step-up in fair value of the property and equipment acquired in the Acquisition.

(m)	To record the net reduction in lease expense associated with the revised real estate lease contracts that were completed at the time of the Acquisition.

(n)	To record transaction costs associated with the Acquisition.

(o)	To record the estimated amortization related to the acquired intangible assets discussed in Note 2.

(p)	To remove net interest and investment income, investment loss and unrealized investment gain from investments not acquired in the Acquisition.

(q)	To record the additional interest expense related to the incremental borrowings of $47.1 million on MYR’s credit facility with an interest rate of 2.86% for the six months ended June 30, 2018 and 2.07% for the year ended December 31, 2017.

(r)	To remove other income and expense related to items that were not acquired in the Acquisition.

(s)	To reflect the income tax effect of pro forma adjustments at the statutory tax rate.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this exhibit 99.3 contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which represent our beliefs and assumptions concerning future events. When used in this document and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements speak only as of the date of this Current Report on Form 8-K/A. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current assumptions about future events. While we consider these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict, and many of which are beyond our control. These and other important factors, including those discussed under the caption “Forward-Looking Statements” and in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and in any risk factors or cautionary statements contained in our other filings with the Securities and Exchange Commission, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

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